EXHIBIT 11


                    THE COASTAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                 (Millions of Dollars, Except Per Share Amounts,
                            and Thousands of Shares)


                                                                    Three Months Ended         Nine Months Ended
                                                                       September 30,             September 30,
                                                                  ----------------------    ---------------------
                                                                     2000        1999         2000         1999
                                                                  ---------   ----------    ---------   ---------
                                                                        (Unaudited)               (Unaudited)
BASIC EARNINGS PER SHARE
------------------------
Net earnings..................................................    $   144.8   $    102.1    $   446.1   $   329.9
Dividends on preferred stock..................................            -            -           .2          .2
                                                                  ---------   ----------    ---------   ---------
Net earnings available to common stockholders.................    $   144.8   $    102.1    $   445.9   $   329.7
                                                                  =========   ==========    =========   =========

Average number of common shares outstanding...................      214,478      213,148      213,879     212,816
Average number of Class A common shares outstanding...........          323          348          334         350
                                                                  ---------   ----------    ---------   ---------
                                                                    214,801      213,496      214,213     213,166
                                                                  =========   ==========    =========   =========

Basic earnings per share......................................    $     .67   $      .48    $    2.08   $    1.55
                                                                  =========   ==========    =========   =========


DILUTED EARNINGS PER SHARE
--------------------------
Net earnings used in calculating basic earnings per share.....    $   144.8   $    102.1    $   445.9   $   329.7
Dividends applicable to dilutive preferred stock:
   Series A...................................................            -            -            -           -
   Series B...................................................            -            -           .1          .1
   Series C...................................................            -            -           .1          .1
                                                                  ---------   ----------    ---------   ---------
Income available to common shareholders plus
   assumed conversions........................................    $   144.8   $    102.1    $   446.1   $   329.9
                                                                  =========   ==========    =========   =========

Average number of shares used in calculating basic earnings
   per share..................................................      214,801      213,496      214,213     213,166
Effect of dilutive securities:
   Options....................................................        3,507        2,835        3,170       2,524
   FELINE PRIDESSM............................................        3,014            -        1,517           -
   Series A, B and C preferred stock..........................        1,171        1,235        1,192       1,251
                                                                  ---------   ----------    ---------   ---------
                                                                    222,493      217,566      220,092     216,941
                                                                  =========   ==========    =========   =========

Diluted earnings per share....................................    $     .65   $      .47    $    2.03   $    1.52
                                                                  =========   ==========    =========   =========


------------------------------------

   Convertible securities, FELINE PRIDESSM and options are not considered in the calculations if the effect of the conversion is anti-dilutive.